Exhibit 10.1

FARMOUT AGREEMENT
Toole County, Montana

This Farm out Agreement ("Agreement") is entered into this 25th day of October, 2013, by and between Axiom Oil and Gas Corp., (hereinafter referred to as "Axiom") and American Midwest Oil and Gas Corp., (hereinafter referred to as "AMOG").  Axiom and AMOG may be referred to individually as a "Party" or collectively as the "Parties."

RECITALS

A.
This Agreement pertains to the land located in Toole County, Montana, which are described on Exhibit A ("Farm out Lands").

B.
AMOG is the owner of certain interests in the oil and gas leases covering the Farm out Lands, including the oil and gas leases as more particularly described in Exhibit B (collectively, the "Leases").

C.
Axiom desires to obtain an opportunity to earn interests in the Leases by drilling and producing wells on the Leases.

D.
To accomplish the foregoing, the Parties wish to enter into this Agreement.

Now, therefore, for and in consideration of $100.00, the promises set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
EXHIBITS.

The following exhibits are attached and shall be considered part of this Agreement: Exhibit A - Descriptions of lands covered by this Agreement ("Farm out Lands").

Exhibit B - Lease Schedule describing oil and gas leases subject to this Agreement (the "Leases").

Exhibit C - Operating Agreement.

Exhibit D - Area of Mutual Interest.

2.
INITIAL EARNING WELL.

2.1.
Well Specifications. Axiom shall drill a well, (the "Initial Earning Well"), subject to Section 7 herein and in compliance with the following specifications:
(a)
Location: A legal location within the Farm out Lands, the surface and bottom hole locations of which are selected by Axiom.

(b)
Spudding Deadline: On or before June 1, 2014

(c)
Contract Depth: A depth of 100 feet below the top of the Nisku Carbonate, being the stratigraphic equivalent of 3,300 feet below the surface of the earth (herein, the "Contract Depth").

2.2.
Earned Assignment. Upon drilling the Initial Earning Well to the Contract Depth and completing that well as a well capable of producing oil and/or gas in Paying Quantities, AMOG shall deliver to Axiom an assignment, as set forth in Section 6, below, of an undivided 75% of AMOG's right, title and interest in the Leases, as to the Earned Acreage, as defined in Section 6.3, below, for the Initial Earning Well, as to all depths. The term "Paying Quantities" means the production of hydrocarbons from a wellbore in amounts greater than 200 barrels or 200 Mcf over the first 30 days of production. There is no Earned Acreage with respect to a well that does not produce in Paying Quantities. Upon drilling the Initial Earning Well to the Contract Depth and completing that well as a well capable of producing oil and/or gas, but the well fails to produce in Paying Quantities, AMOG shall deliver to Axiom an assignment, as set forth in Section 6, below, of an undivided 100% of AMOG's right, title and interest in the wellbore, the associated production equipment, the associated hydrocarbon production through such wellbore, the surface rights necessary to operate and produce the well and the Leases, insofar and only insofar as to the quarter quarter section (40 acres, more or less) or comparable legal subdivision on which the well bottomhole is located, as to all depths.

3.
ADDITIONAL EARNING WELLS

3.1.
Axiom's Option. If the Initial Earning Well is drilled within the time set forth above, and thereafter completed as a well capable of producing in Paying Quantities, is completed as a well capable of producing but not in Paying Quantities, or is plugged and abandoned, Axiom shall have the right to drill Additional Earning Wells, subject to Section 7, as a continuous optional drilling program. Such right shall continue so long as not more than 6 months (or 8 months with respect to a well that is producing but Axiom is evaluating whether it is production in Paying Quantities) elapses between the release of the drilling rig of the immediately preceding well and the commencement of spudding operations on the next Additional Earning Well. Each Additional Earning Well shall be drilled at a legal location on the Farm out Lands, but may not be drilled on any Farm out Lands on which Axiom has then earned an assignment hereunder, and shall be drilled to the Contract Depth.

3.2.
Earned Assignments. Upon drilling an Additional Earning Well to the Contract Depth and completing that well as a well capable of production in Paying Quantities, AMOG shall deliver to Axiom an assignment, as set forth in Section 6, of an undivided 75% of AMOG's right, title and interest in the Leases, as to the Earned Acreage, as defined in Section 6.3, for each Additional Initial Earning Well, as to all depths. Upon drilling the Additional Earning Well to the Contract Depth and completing that well as a well capable of producing oil and/or gas, but the well fails to produce in Paying Quantities, AMOG shall deliver to Axiom an assignment, as set forth in Section 6, below, of an undivided 100% of AMOG's right, title and interest in the wellbore, the associated production equipment, the associated hydrocarbon production through such wellbore, the surface rights necessary to operate and produce the well and the Leases, insofar and only insofar as to the quarter quarter section (40 acres, more or less) or comparable legal subdivision on which the well bottomhole is located, as to all depths.

3.3.
Drilling Term. The period in which Axiom shall have the right to commence the drilling of Additional Earning Wells shall terminate 1 year following the date of this Agreement ("Drilling Term"); provided, however, in the event that the Initial Earning Well or any Additional Earning Well is completed as a well capable of production in Paying Quantities, then such Drilling Term shall be extended for an additional year, for a total of 2 years following the date of this Agreement.

4.
SUBSTITUTE WELLS.

4.1.
 If Axiom has failed to earn an assignment under the terms of this Agreement because the applicable Earning Well failed to reach the required depth as a result of mechanical problems or impenetrable strata or other conditions in the hole which make further drilling impracticable, under generally accepted oil field practices, Axiom shall have the option, but not the obligation, to drill a substitute well subject to the following provisions:

(a)
Axiom shall give AMOG written notice describing the status of the well and stating whether or not Axiom elects to drill a substitute well. This notice shall be given while the drilling rig or completion unit is on the well, or within 10 days after its release. Failure to timely make such an election shall be deemed to be an election by Axiom not to drill a substitute well.

(b)
If Axiom elects not to drill a substitute well, or if Axiom has waived its right to do so as provided above, AMOG shall advise Axiom within 10 days after receipt of Axiom's notice, or within 72 hours if the rig is on location, whether or not AMOG elects to take over the well as provided in paragraph below. If AMOG elects not to take over the well or fails to make an election, Axiom shall promptly plug and abandon the well and restore the surface.

(c)
Any substitute well drilled by Axiom shall be spudded within 30 days after Axiom's discontinuance of drilling the well for which it is a substitute and the well shall be drilled, tested, and completed or plugged and abandoned in accordance with all of the requirements specified for the original Earning Well and with the same consequences. The substitute well shall be considered as the applicable Earning Well for all purposes of this Agreement.

5.
TAKEOVER OF WELLS

5.1.
If Axiom shall determine that any Earning Well is incapable of producing or that the Earning Well should be plugged and abandoned, Axiom shall promptly notify AMOG by telephone, to be confirmed in writing, of such determination and furnish copies of all logs, any production information, and any reservoir analysis to AMOG. Should AMOG agree with this determination (and a failure to respond in the manner and within the time indicated below shall constitute agreement), Axiom shall proceed at its sole cost, risk and expense, to plug and abandon the Earning Well in accordance with applicable state or federal laws and shall level the ground around the location and clear and clean the premises to the satisfaction of the surface owners and surface lessees. Should AMOG disagree with this determination, it shall have Forty Eight (48) hours following the receipt of the logs, excluding nonworking days in AMOG's office, within which to advise Axiom by telephone, to be confirmed in writing, of its decision to continue operations on said well, and, if this is done, all further operations on the Earning Well, including, if indicated, the plugging and abandonment thereof, shall be conducted entirely by AMOG, at its sole cost, risk and expense. If AMOG shall elect to continue operations on said well, Axiom shall be deemed to have relinquished to AMOG all of its right, title and interest in and to the Earning Well, the material and equipment therein and used or acquired in connection therewith which AMOG retains for conducting operations hereunder; however, Axiom shall retain full responsibility for and shall cleanup any and all facilities and pits and dispose of all mud, used during operations prior to AMOG's takeover of operations, unless AMOG specifically requests, in writing, that such mud, pits and/or facilities are to be left for AMOG's use following its takeover of operations, in which case AMOG shall assume all liability therefor. If AMOG shall elect to continue operations on said well, Axiom will promptly execute such documents as may be necessary to transfer the operatorship of the well to AMOG. Notwithstanding the above, the Earning Well shall be considered, solely for the purpose of calculating the time limits in Section 3.1, to have been completed by Axiom on the date that AMOG elected to continue operations on said well. If AMOG shall elect to continue operations, as above provided, it shall reimburse Axiom for the salvage value of all material and equipment in the Earning Well used and acquired in connection therewith which are retained by AMOG hereunder.

6.
ASSIGNMENTS AND EARNED ACREAGE.

6.1.
Net Revenue Interest Assigned and Reserved Overriding Royalty Interest. In each assignment by AMOG hereunder, AMOG shall convey Axiom a net revenue interest of not less than 80% in each Lease. If, prior to the assignment, AMOG's net revenue interest therein is greater than 80%, then AMOG shall reserve an overriding royalty interest in production from the assigned Leases equal to the difference between the net revenue interest prior to the assignment and 80%. Such overriding royalty shall be calculated on the same basis, and subject to the same adjustments or deductions, as is the landowner's royalty for the Lease on which the overriding royalty applies.

 6.2.
Scope of Assignment. Any assignment of interest earned by Axiom shall be subject to all of the provisions of this Agreement and shall be in form attached hereto as Exhibit E. The assignments shall be made with warranty of title against claims arising by, through or under AMOG, but not otherwise. In addition, if any of the Leases are federal, state, or other governmental entity leases, then AMOG shall provide Axiom with executed forms of assignment required by such entity. No Assignment shall be depth limited unless the Lease is depth limited.

6.3.
Earned Acreage. Whenever an assignment relates to the "Earned Acreage" for the applicable Earning Well, the term "Earned Acreage" means 40 acres, which is the acreage that the Parties anticipate will be necessary to attribute to the Earning Well.

6.4.
Option Interests. If Axiom drills 10 Earning Wells, completed as wells capable of producing oil and/or gas in Paying Quantities, during the Drilling Term or extended Drilling Term as set forth in Section 3.3, and pays for the costs thereof in accordance with Section 7, below, then Axiom shall be entitled to exercise an option to acquire an undivided 50% of AMOG's right, title and interest in and to all or part of the Farm out Lands and Leases in which Axiom has not previously earned any interests hereunder by notifying AMOG, identifying the Farm out Lands and Leases as to which it wishes to exercise the option and tendering to AMOG good funds equal to $100 per net mineral acre for such option acreage within 60 days of the date that the tenth Earning Well is determined to be capable of producing oil and/or gas in Paying Quantities. Upon receipt of such good funds, AMOG shall promptly execute an assignment, as provided in Section 6.2, to Axiom.

7.
COSTS OF EARNING WELLS.

7.1.
For the Initial Earning Well and all Additional Earning Wells, Axiom shall pay for all costs and liabilities incurred to the date of first production, including all costs incurred to drill, complete and equip the wells to the date of first production or if Axiom elects to plug and abandon an Earning Well without completing it as a producer and AMOG did not elect under Section 5 to take over such Earning Well, then Axiom shall pay for all costs to plug and abandon the Earning Well (including any restoration or remediation obligations) including, without limitation, any claims arising therefrom, and shall indemnify and hold AMOG harmless therefrom. Axiom shall allow no liens (other than inchoate liens) to be imposed on the Leases, other than mortgage liens applicable to Axiom's interest in the Leases or liens which Axiom is contesting in good faith and with due diligence. Thereafter, pursuant to the Operating Agreement described in Section 9, below, Axiom and AMOG shall each be responsible for their respective working interest ownership share of the costs of such wells, including, without limitation, operating expenses, reworking and recompletion expenses, and the costs to plug and abandon such wells.

8.
RELINQUISHMENT OF EARNING RIGHTS AND DEFAULT BY AXIOM.

8.1.
At any time after Axiom has earned interests in any Earned Acreage hereunder, but before Axiom has earned interest in all of the Farm out Lands, Axiom may notify AMOG that Axiom relinquishes its right to earn any additional interests hereunder. Such election shall not affect any interests already earned hereunder. Upon such election, all subsequent wells drilled on the Earned Acreage shall be subject to the Operating Agreement described in Article 9, below.

8.2.
Failure to Drill. Should Axiom fail to commence the Initial Earning Well, or any Additional Earning Well within the applicable time period set forth in this Agreement, (taking into consideration Article 4), then the sole remedy of AMOG, and the sole liability of Axiom for such failure shall be that Axiom shall forfeit its right to drill any additional Earning Wells or earn any additional acreage but shall retain any Earned Acreage or Farm out Lands previously assigned. Subject to Sections 7.1 and 14.2, Axiom shall have no liability to AMOG resulting from a Failure to Drill other than the loss of its right to earn additional Farm out Lands and Leases. Axiom will retain any obligations to AMOG that have accrued during activities undertaken under this Agreement. Upon Failure to Drill and loss of rights, all subsequent wells drilled on the Earned Acreage or Farm out Lands previously assigned to Axiom shall be subject to the Operating Agreement described in Article 9, below.

9.
OPERATING AGREEMENT.

9.1.
The Operating Agreement attached as Exhibit C to this Agreement, is deemed to have been executed at the time this Agreement is executed. The Operating Agreement is effective upon execution of this Agreement, subject to the earning obligations and termination provisions set out elsewhere in this Agreement. When (a) AMOG and Axiom become co-owners of working interest in any of the Farm out Lands, and (b) AMOG become responsible for its working interest ownership share of costs and expenses, then the Operating Agreement is deemed modified so that a separate Operating Agreement applies to the Earned Acreage, as its Contract Area, effective on the date of first production and is deemed executed at that time. As to the Option Interests under Section 6.4, the Operating Agreement applies to such acreage, subject to the earning obligations and termination provisions set out elsewhere in this Agreement, and its Contract Area is modified to cover the acreage as to which the option was exercised and to exclude the Contract Areas previously created as to each separate Earned Acreage. The Operating Agreement shall govern all operations on jointly-owned Farm out Lands, but shall be subject to this Agreement so that in the event of any conflict between the Operating Agreement and this Agreement, this Agreement shall be the governing Agreement.

10.
DELAY RENTALS.

10.1.
Until a Lease included in the Farm out Lands is assigned in whole or in part to Axiom, AMOG shall use its reasonable efforts to pay all delay rentals required to maintain the lease(s) in effect. After a Lease has been assigned in whole or in part to Axiom, the responsibility for making delay rental payments shall belong to Axiom, and within 15 days after receipt of an invoice from Axiom, AMOG shall promptly reimburse Axiom for AMOG's share of the delay rentals paid. Each Party shall not be liable to the other Party in damages or otherwise for failure to properly pay any rentals and shut-in payments where such failure was due to clerical error, inadvertence or mistake. Each Party shall provide evidence to the other Party at least 30 days in advance of any due date for delay rentals required to maintain a Lease in effect.

11.
TITLES AND ACCESS TO FARMOUT LANDS.

11.1.
Title Information. On written request by Axiom, AMOG shall make available to Axiom copies of all title opinions, abstracts of title and other title information in AMOG's possession with respect to the Farm out Lands; provided, however, furnishing such items shall not be construed as a warranty or representation by AMOG of title or ownership. Any curative work or additional title examination required by Axiom shall be conducted by Axiom at its sole cost and risk. Axiom shall provide AMOG with a copy of all curative work and title information resulting from any additional title examinations conducted by Axiom

11.2.
 Access by Axiom. To the extent AMOG can authorize it, Axiom and its contractors and subcontractors shall be entitled to exercise all of AMOG's rights of ingress and egress pertaining to the Farm out Lands for the purpose of conducting operations. AMOG shall advise Axiom of any unusual limitations or restrictions on ingress or egress, known to AMOG, and Axiom and its contractors and subcontractors shall comply with such limitations or restrictions. During Axiom's operations AMOG and AMOG's representatives shall have access at all times to the well-site, including the derrick floor, for the purpose of observation, at AMOG's sole risk and liability.

12.
AREA OF MUTUAL INTEREST.

12.1
AMI. Upon the execution hereof, the Parties shall establish the Area of Mutual Interest covering the lands depicted on the attached Exhibit D, ("AMI"). The term of the AMI shall continue through the Drilling Term. During the term of the AMI, if an oil or gas lease, or other interest within the AMI is acquired by one Party (the "Acquiring Party"), the Acquiring Party shall offer the other Parties ("Non-acquiring Parties") their proportionate share of such lease or interest (including all obligations associated with such lease or interest) as set forth below.

12.2
The Acquiring Party shall offer the Non-Acquiring Parties its respective interest, being a proportionate 50% to AMOG, and 50% to Axiom within 30 business days of the date of the acquisition.

(a)
Such offers shall be made by written notice to the Non-Acquiring Parties and shall detail the leases or interests so acquired, the per acre costs of the leases and interests and all other information, terms and conditions material to the acquisition so that the Non-Acquiring Parties may evaluate the acquisition.

(b)
If an Non-Acquiring Party accepts such offer in writing within 30 business days after receipt of the Acquiring Party's offer and pays the proportionate share of the acquisition costs within that 30-day period, the ownership of the leases offered shall, effective as of the date of the acquisition of such leases by the Acquiring Party, be acquired in the proportion of the Parties' interests. If such payment is not received within that 30-day period, the Non-Acquiring Party shall be deemed not to have accepted the Acquiring Party's offer.

(c)
All assignments of any leases or interests acquired by the Acquiring Party shall be made to the Non-Acquiring Parties electing to participate in the acquisition within 30 days of acceptance of the offers by the Non- Acquiring Party.

(d)
If the acquisition covers lands both within and outside the AMI boundaries, then only that portion of the acquisition lying within the AMI boundary shall be offered to the Non-Acquiring Parties. The Acquiring Party's cost is that portion of the acquisition within the AMI as it bears to the total acquisition cost on a net mineral acreage basis.

(d)
The Patricia Lease currently being acquired by AMOG is exempt from this AMI

(e)
The Operating Agreement attached as Exhibit C to this Agreement shall be amended to include all jointly owned lands acquired within the AMI.

13.
CONDUCT OF OPERATIONS.

13.1.
Performance Standards. All of Axiom's operations shall be conducted in a diligent, good and workmanlike manner consistent with good oil field practice and in accordance with all applicable federal, state and local laws, regulations and orders and shall be in accordance with and subject to the limitations set forth in the Operating Agreement, as applicable. Upon AMOG becoming responsible for its working ownership share of costs and expenses for any well, Axiom's liability for operations shall be as set out in the Operating Agreement.

13.2.
Well Information. During Axiom's operations, Axiom shall promptly furnish to each of AMOG, at no cost to AMOG, the following information pertaining to the Initial Earning Well and any Additional Earning Well drilled by Axiom on the Farm out Lands:

(a)
Written notice of the time and date on which the well is spudded.

(b)
A daily drilling report showing all formations encountered and the depths at which those formations were encountered during the immediately preceding day, and the well operations conducted during the immediately preceding day.

(c)
Written reports on all cuttings and cores taken in the well, along with representative samples of the cuttings and cores if requested by AMOG.

(d)
Reasonable advance notice of any production tests, pressure tests, cores and logs to be run in the well so that AMOG may witness the operations. Written report of such operations, when they are completed, shall be furnished to AMOG.

(e)
Copies of all reports and other forms filed with any federal, state or local governmental authority concerning the well.

(f)
A complete copy of the driller's log and a complete copy of all electrical logs (if such logs are run), on a scale of not less than 2 inches per 100 feet, from the bottom of the surface casing to the total depth of the well.

(g)
Copies of all fluid analyses and other reports or information obtained with respect to the well.

(h)
If any Earning Well is completed as a well capable of production, Axiom shall, within 60 days of that completion, furnish AMOG with a full and detailed statement of all costs of drilling, equipping and completing that well.

13.3.
Confidentiality. AMOG shall not divulge any information obtained from Axiom's operations under the terms of this Agreement to any person or entity other than any (1) representative, accountant, potential investor or investor, potential lender or lender, consultant, or officer or employee of AMOG that agrees that the information obtained from Axiom's operations hereunder are proprietary and are, in many instances, trade secrets and that such person or entity shall not disclose such information to any other person or entity except, (i) to the extent the information was already in the public domain, (ii) to any party owning an interest in the well, and/or (iii) to the appropriate governmental authority(s) as necessary or as required by applicable security laws or as may be required to be produced in legal proceeding; provided however, no public release of information may be made in compliance with applicable securities law, unless the releasing person has given the other Party prior written notice of such disclosure. Any Party desiring to make a press release or other public announcement concerning this Agreement or operations on the Leases shall allow the other Parties to review and comment on the proposed language prior to the release of the press release of public announcement. The targeted formation will not be disclosed until after an Earning Well has been drilled.

14.
LIABILITY AND INSURANCE.

14.1.
Relationship of Parties. In performing its obligations, Axiom shall be an independent contractor and not the agent of AMOG. Nothing in this Agreement shall be construed as creating a partnership or otherwise establishing joint or collective liability, or an agency relationship. If, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, and if the parties have not otherwise agreed to form a tax partnership between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Axiom is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulation §1.761.

14.2.
Axiom's Indemnity. Axiom shall indemnify and hold harmless AMOG and its employees and agents from all claims, demands, losses, and liabilities of every kind and character arising out of Axiom's performance or failure to perform under this Agreement, or the acts of or failure to act by Axiom's employees, agents contractors and subcontractors; all to the extent prior to the conduct of operations under the Operating Agreement, at which time the provisions of the Operating Agreement shall govern the liability of the Parties, or claims by investors of Axiom with respect to operations under this Agreement.

14.3.
Required Insurance Coverage. At all times while Axiom has the right to earn an assignment of interest or is conducting operations on the Farm out Lands, Axiom shall maintain, at its sole cost, the insurance coverage set forth in the Operating Agreement, which insurance shall designate AMOG as additional, named insured. Axiom shall provide, prior to, and as a condition to, the commencement of surface operations with respect to any Earning Well, a copy of such insurance certificate to AMOG.

15.
ASSIGNMENTS.

15.1.
This Agreement shall be binding on the respective heirs, successors and assigns of AMOG and Axiom. AMOG may freely assign its interest at any time, provided such is made subject to terms of this Agreement, but Axiom shall not assign or encumber its interest in this Agreement without the prior written consent of AMOG, which consent shall not be unreasonably withheld. When a permitted assignment or encumbrance is made, Axiom shall promptly furnish a copy to AMOG. The foregoing shall not act to restrict any assignments by Axiom of Leases assigned to Axiom pursuant to this Agreement.

16.
TAG-ALONG RIGHTS.

16.1.
Tag-Along Rights. There is no preferential purchase right in this Farm out Agreement nor in the Operating Agreement, attached as Exhibit C.  However, in the event that Axiom, its successors and assigns, should sell, assign, farm out, or otherwise dispose of all or part of the rights, interests, assets and properties that are governed by this Farm out Agreement, including but not limited to the Leases (whether earned or not) and any and all wells, facilities and production equipment located thereon (the "Contract Interests") owned by Axiom (sometimes called the "Selling Party"), the following shall apply:

(a)
Subject to the provisions of Section 15.1, Axiom will cause the purchaser of the its Contract Interests to offer to acquire that portion of the Contract Interests of AMOG and their successors and assigns (the "Tag-Along Parties") equal to the ratio of the Contract Interests sold or to be sold by Axiom bears to the sum of the Contract Interests of all the Parties (for example, if the Selling Party desires to sell 50% of the total Contract Interests in the Farm out Area, the Selling Party would be obligated to cause the purchaser of the Selling Party's Contract Interests to offer to acquire 50% of the Contract Interests of the Tag-Along Parties in the Farm out Area) on the same and identical terms and conditions and at the same time;

(b)
Should the Selling Party's Contract Interests be only a portion of a larger transaction by the Selling Party, then the allocation of value given to the Selling Party's Contract Interests by the Selling Party or the third party purchaser shall be the basis for establishing the value of the Tag-Along Parties' Contract Interests, and the value of, and other property or asset information, of the Selling Party shall be confidential and not disclosed to the Tag-Along Parties.

(c)
Subject to appropriate confidentiality, the Selling Party will keep the Tag-Along Parties reasonably apprised of the status of negotiations with the proposed purchaser, but the offer, if any, for the Tag-Along Parties' Contract Interests, will be made by the proposed purchaser. If a Tag-Along Party receives a binding offer from the proposed purchaser, such Tag-Along Party will have 5 business days to consider the offer and either accept it or reject it. If such Tag-Along Party fails to accept or reject the offer within such period, it will be deemed to have rejected the offer.

(d)
The rights of the Tag-Along Party, under this Section 16.1, shall continue to apply if the Selling Party fails to consummate the transaction on the basis on which the offer was made, this Section 16.1 shall apply to any future offer; and

(e)
The provisions of this Section 16.1 shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

16.2.
The provisions of Section 16.1 shall not apply in cases where any party wishes to mortgage its Contract Interests, or to transfer title to its Contract Interests to its mortgagee in lieu of or pursuant to a foreclosure of a mortgage of its Contract Interests or to dispose of its Contract Interests by transfer of its Contract Interests to, or merger, reorganization or consolidation with, a subsidiary or parent company or any company or entity in which such party owns a majority of the ownership or beneficial interests.

16.3.
The term "Farm out Area" means that portion of the Farm out Lands included in the geographical area covered by the third party offer, or proposed sale or transfer which triggers this tag-along right.

17.
FORCE MAJEURE.

If a Party is rendered unable, wholly or in part, by Force Majeure, to carry out its obligations or rights under this Agreement, other than the obligation to make any payments due hereunder, the obligations of that Party, so far as they are affected by Force Majeure, shall be suspended from the inception and during the continuance of the inability, and the cause of the Force Majeure, as far as possible, shall be remedied with commercially reasonable diligence. The Party affected by Force Majeure shall provide the other Party with written notice of the Force Majeure event, with reasonably full detail of the Force Majeure within a reasonable time after the affected Party learns of the occurrence of the Force Majeure event. The settlement of strikes, lockouts and other labor difficulty shall be entirely within the discretion of the Party having the difficulty and nothing herein shall require the settlement of strikes, lockouts, or other labor difficulty. As used herein, "Force Majeure" means any cause or condition not within the reasonable control of the Party claiming suspension and which, by the exercise of reasonable diligence, such Party is unable to prevent or overcome, and without limiting the generality of the foregoing, such shall include delays or inabilities to obtain requisite permits to conduct the operations contemplated hereunder, but excluding any cause or condition due to economic or financial conditions.

18.
NOTICES AND WELL INFORMATION.
All well data, information and notices to be given to AMOG as provided in this Agreement, and all other notices from one party to the other, shall be given as follows:

Axiom Oil and Gas Corp. Attention: Robert Knight 1846 E. Innovation Park Dr. Oro Valley, AZ 85755	American Midwest Oil and Gas Corp. Attention: Ryan Kerr 2812 1st Ave N, Suite 424 Billings MT 59101

Axiom or AMOG may change their address at any time by furnishing a written notice of change of address to the other Party.

19.
MISCELLANEOUS.

19.1.
Governing Law. This Agreement shall be construed in accordance with the laws of the State of Montana without regard to choice of law principles.

19.2.
 Entire Agreement. This Agreement, together with all Exhibits hereto, constitutes the entire agreement between the Parties as to the subject matter herein and supersedes all prior negotiations or agreements pertaining to such.

19.3.
Relationship of the Parties. With respect to this Agreement, each Party shall not be considered the agent, partner, employee or fiduciary of any other Party, nor shall this Agreement be construed as creating a mining partnership, joint venture or other partnership or association. Each Party shall be responsible only for its obligations as provided in this Agreement and shall be liable only for its proportionate share of the costs of performing its obligations under this Agreement. All of the obligations and liabilities under this Agreement shall be several and not joint or collective. The Parties elect not to be treated as a partnership under the Internal Revenue Code of 1986 or under any Income Tax Laws of the state in which the lands covered hereby are located, and specifically elect to be excluded from all such provisions hereof.

19.4.
Compliance with Laws. This Agreement and all operations hereunder shall be subject to all valid and applicable Federal and State laws, and all valid and applicable orders, laws, rules and regulations of any Federal or State authority having jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such law, order, rule or regulation in any forum having jurisdiction within the premises.

19.5.
Headings. The heading of the several paragraphs and/or sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of the terms and provisions hereof.

19.6.
Further Assurances. The Parties agree to execute, acknowledge and deliver any additional instruments, agreements or other documents and to do any other acts and things which may be necessary to more fully and effectively accomplish the intent of the Parties as set forth in this Agreement.

19.7.
Counterparts/Facsimile Signatures. This Agreement may be executed by the Parties in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. Facsimile signatures are considered binding.

19.8.
Exhibits. The Exhibits referred to in this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

19.9.
Costs and Expenses. All fees, costs and expenses incurred by a Party in negotiating this Agreement or in consummating the transaction shall be paid by the Party incurring the same, including, without limitation, engineering, land, title, legal and accounting fees, costs and expenses.

AXIOM OIL AND GAS CORP.	AMERICAN MIDWEST OIL AND GAS CORP.
/Robert Knight/ Robert Knight, President	/Ryan Kerr/ Authorized Signatory

EXHIBIT A

Attached to and made a part of that certain Farm out Agreement dated October 25, 2013, by and between
Axiom Oil and Gas Corp., and American Midwest Oil and Gas Corp

DESCRIPTION OF LANDS COVERED BY THIS AGREEMENT
("FARMOUT LANDS"):

TOWNSHIP 33 NORTH, RANGE 1EAST

SECTION 1: SE4,

SECTION 3: Lots 3(39.79), 4(39.77), S2NW, SW

SECTION 4: SW4,

SECTION 5: SE4

SECTION 6: Lots 3(39.88), 4(37.34), 5(37.61), 6(37.85), 7(38.08), SENW, E2SW, Lot 2(39.80), SWNE

SECTION 9: W2

SECTION 11: N2, S2,

SECTION 12: NE4, S2,

SECTION 13: N2, S2,

TOWNSHIP 34 NORTH, RANGE 1EAST

SECTION 1: SW4,

SECTION 3: S2N2, SE4

SECTION 7: Lots 3(35.07), 4(35.17), S2NE, E2SW, SE4

SECTION 8: S3NW, SWNE,

SECTION 10: SW4

SECTION 11: E2

SECTION 12: NW4,

SECTION 15: SW

SECTION 17: SE4, N2NE, SW4

SECTION 18: Lots 3, 4, E2SW, SE4

SECTION 19: E2, A 3.00 acre tract of land located in the NENE, Lots 1, 2, 3, 4, E2W2

SECTION 20: NE4, NE, SE4, W2

SECTION 22: NW

SECTION 23: S2, N2,

SECTION 24: NE

SECTION 27: N2

SECTION 30: E2

SECTION 34: E2

TOWNSHIP 35 NORTH, RANGE 1EAST

SECTION 1: S2NE, SESW, NWSE, S2SE, SWSW, NESE, Lots 1(40.00), 2(40.01), 3(40.01), 4(40.02), S2NW, N2SW

SECTION 5: Lots 1(39.40), 2(39.16), S2NE, SE, N2SW, SESW

SECTION 12: N2NE, E2SWNE, SENE, W2, N2SE, W2SWNE,

SECTION 13: E2

SECTION 16: ALL

SECTION 17: ALL

SECTION 18: E2SW, SE4, SE, Lots 3, Lots 4,

SECTION 19: E2NE, Lot 1, W2NE, NENW, Lots 2, 3, 4, SENW, E2SW, W2SE

SECTION 20: N2, S2

SECTION 23: S2SWNW, West 450' of SWSENW

SECTION 24: SW4,

SECTION 25: W2, SE4,

SECTION 26: W2SW, E2, E2SW, NW4,

SECTION 27: E2NE. E2SW, SE4, W2NE, NW4, W2SW

SECTION 28: S2

SECTION 29: SE4

SECTION 32: NENE, S2NE, SENW

SECTION 33: NW, SW4,

SECTION 35: W2E2, E2NW, SESE, NESW

EXHIBIT B

Attached to and made a part of that certain Farm out Agreement dated October 25, 2013, by and between
Axiom Oil and Gas Corp., and American Midwest Oil and Gas Corp

LEASE SCHEDULE DESCRIBING OIL AND GAS LEASES
SUBJECT TO THIS AGREEMENT
(THE "LEASES")

American Midwest Lease No.	Gross Acres	Net Mineral Acres	AMOG Net Acres	Township	Range	Sec	Description
1	1,510.55	120.00	60.00	35 North	1 East	1	S2NE, SESW, NWSE, S2SE
1		80.00	40.00	35 North	1 East	1	SWSW, NESE
1		40.00	20.00	35 North	1 East	12	N2NE
1		460.00	230.00	35 North	1 East	12	E2SWNE, SENE, W2, N2SE
2		120.00	60.00	35 North	1 East	1	S2NE, SESW, NWSE, S2SE
2		40.00	20.00	35 North	1 East	12	N2NE
3	974.88	20.00	10.00	35 North	1 East	12	W2SWNE
4	1,280.04	160.02	80.01	35 North	1 East	1	Lots 1(40.00), 2(40.01), 3(40.01), 4(40.02), S2NW, N2SW
5		160.02	80.01	35 North	1 East	1	Lots 1(40.00), 2(40.01), 3(40.01), 4(40.02), S2NW, N2SW
6	320.00	320.00	160.00	35 North	1 East	13	E2
7	320.00	320.00	160.00	34 North	1 East	30	E2
8	480.00	480.00	240.00	35 North	1 East	24	N2, SE
9	160.00	160.00	80.00	35 North	1 East	25	NE
10	640.00	320.00	320.00	33 North	1 East	11	N2
10		160.00	160.00	33 North	1 East	11	S2
12		25.90	25.90	33 North	1 East	6	Lots 3(39.88), 4(37.34), 5(37.61), 6(37.85), 7(38.08), SENW, E2SW
13		12.95	12.95	33 North	1 East	6	Lots 3(39.88), 4(37.34), 5(37.61), 6(37.85), 7(38.08), SENW, E2SW
14		12.95	12.95	33 North	1 East	6	Lots 3(39.88), 4(37.34), 5(37.61), 6(37.85), 7(38.08), SENW, E2SW

15		25.90	25.90	33 North	1 East	6	Lots 3(39.88), 4(37.34), 5(37.61), 6(37.85), 7(38.08), SENW, E2SW
16		80.00	80.00	33 North	1 East	4	SW4
17		80.00	80.00	33 North	1 East	5	SE4
18	239.56	159.78	159.78	33 North	1 East	3	Lots 3(39.79), 4(39.77), S2NW, SW
25	320.00	53.33	42.67	33 North	1 East	13	N2
26		120.00	96.00	33 North	1 East	13	N2
27		8.89	21.33	33 North	1 East	13	N2
28		120.00	96.00	33 North	1 East	13	N2
29	320.00	120.00	96.00	33 North	1 East	13	S2
30		120.00	96.00	33 North	1 East	13	S2
31		80.00	64.00	33 North	1 East	13	S2
32	320.00	40.00	8.00	33 North	1 East	1	SE4
32		40.00	8.00	33 North	1 East	12	NE4
33		40.00	8.00	33 North	1 East	1	SE4
33		40.00	8.00	33 North	1 East	12	NE4
34	320.00	160.00	57.60	33 North	1 East	12	S2
35	79.80	79.80	79.80	33 North	1 East	6	Lot 2(39.80), SWNE
39	320.00	320.00	320.00	33 North	1 East	9	W2
42		146.34	73.17	34 North	1 East	7	Lots 3(35.07), 4(35.17), S2NE, E2SW, SE4
42		45.00	22.50	34 North	1 East	8	S2NW, SWNE
43		68.29	34.15	34 North	1 East	7	Lots 3(35.07), 4(35.17), S2NE, E2SW, SE4
43		21.00	10.50	34 North	1 East	8	S2NW, SWNE
54		0.00	0.00	34 North	1 East	18	Lots 3, 4, E2SW, SE4
54	311.37	155.69	77.84	34 North	1 East	18	Lots 3(35.61), 4(35.76), E2SW, SE4
55		77.84	38.92	34 North	1 East	18	Lots 3, 4, E2SW, SE4
56		77.84	38.92	34 North	1 East	18	Lots 3, 4, E2SW, SE4
56		0.00	0.00	34 North	1 East	18	Lots 3, 4, E2SW, SE4
57	160.00	40.00	20.00	34 North	1 East	17	SE4
58		40.00	20.00	34 North	1 East	17	SE4
59		13.33	6.67	34 North	1 East	17	SE4
60		13.33	6.67	34 North	1 East	17	SE4

61		13.33	6.67	34 North	1 East	17	SE4
65	80.00	80.00	40.00	34 North	1 East	17	N2NE
66	0.00	10.00	5.00	34 North	1 East	1	SW4
66		10.00	5.00	34 North	1 East	12	NW4
68	0.00	10.00	5.00	34 North	1 East	1	SW4
68		10.00	5.00	34 North	1 East	12	NW4
69		20.00	10.00	34 North	1 East	1	SW4
69		20.00	10.00	34 North	1 East	12	NW4
70	960.00	65.07	32.54	34 North	1 East	23	S2
70		65.07	32.54	34 North	1 East	27	N2
70		65.07	32.54	34 North	1 East	28	S2
71		65.07	32.54	34 North	1 East	23	S2
71		65.07	32.54	34 North	1 East	27	N2
71		65.07	32.54	34 North	1 East	28	S2
72		65.07	32.54	34 North	1 East	23	S2
72		65.07	32.54	34 North	1 East	27	N2
72		65.07	32.54	34 North	1 East	28	S2
98	320.00	160.00	80.00	34 North	1 East	34	E2
99	320.00	320.00	160.00	34 North	1 East	3	S2N2, SE4
100	317.00	317.00	158.50	34 North	1 East	19	E2 Less 3 Acres in NENE
101	160.00	8.00	4.00	34 North	1 East	20	NE4
102		8.00	4.00	34 North	1 East	20	NE4
103		20.00	10.00	34 North	1 East	20	NE4
104		8.00	4.00	34 North	1 East	20	NE4
105		20.00	10.00	34 North	1 East	20	NE4
106		20.00	10.00	34 North	1 East	20	NE4
107		20.00	10.00	34 North	1 East	20	NE
108		40.00	20.00	34 North	1 East	20	NE4
109		8.00	4.00	34 North	1 East	20	NE4
110	800.00	160.00	80.00	34 North	1 East	10	SW4
110		160.00	80.00	34 North	1 East	17	SW4
110		480.00	240.00	34 North	1 East	20	SE4, W2
111	480.00	80.00	40.00	35 North	1 East	28	S2
111		146.00	73.00	35 North	1 East	29	SE4
112	160.00	80.00	40.00	35 North	1 East	28	S2
117	438.56	438.56	219.28	35 North	1 East	5	Lots 1(39.40), 2(39.16), S2NE, SE, N2SW, SESW
120		80.00	40.00	35 North	1 East	24	SW4
	640.00	640.00	256.00	35 North	1 East	16	All
122	880.00	640.00	320.00	35 North	1 East	17	All
122		160.00	80.00	35 North	1 East	18	E2SW, SE4
123	400.00	60.00	30.00	35 North	1 East	18	E2SW, SE4
123		20.00	10.00	35 North	1 East	19	E2NE

123		80.00	40.00	35 North	1 East	20	N2
124		20.00	10.00	35 North	1 East	18	E2SW, SE
124		6.67	3.33	35 North	1 East	19	E2NE
124		26.67	13.33	35 North	1 East	20	N2
125	320.00	53.33	26.67	35 North	1 East	19	E2NE
125		213.33	106.67	35 North	1 East	20	N2
126	222.38	34.06	17.03	35 North	1 East	18	Lots 3(34.01), 4(34.11)
126		77.13	38.57	35 North	1 East	19	Lot 1(34.26), W2NE, NENW
127		34.06	17.03	35 North	1 East	18	Lots 3, 4
127		77.13	38.57	35 North	1 East	19	Lot 1, W2NE, NENW
128	303.98	303.98	151.99	35 North	1 East	19	Lots 2, 3, 4, SENW, E2SW, W2SE
129	320.00	40.00	20.00	35 North	1 East	20	S2
130		160.00	80.00	35 North	1 East	20	S2
131		40.00	20.00	35 North	1 East	20	S2
132		40.00	20.00	35 North	1 East	20	S2
133		40.00	20.00	35 North	1 East	20	S2
136	26.81	8.94	4.47	35 North	1 East	23	S2SWNW, West 450' of SWSENW
137	320.00	320.00	160.00	35 North	1 East	25	W2
138	160.00	160.00	80.00	35 North	1 East	25	SE4
139	80.00	80.00	40.00	35 North	1 East	26	W2SW
140	320.00	320.00	160.00	35 North	1 East	26	E2
141	240.00	240.00	120.00	35 North	1 East	26	E2SW, NW4
142	80.00	80.00	40.00	35 North	1 East	27	E2NE
143	240.00	240.00	120.00	35 North	1 East	27	E2SW, SE4
144	320.00	80.00	40.00	35 North	1 East	27	W2NE, NW4, W2SW
145		80.00	40.00	35 North	1 East	27	W2NE, NW4, W2SW
146		80.00	40.00	35 North	1 East	27	W2NE, NW4, W2SW
147		80.00	40.00	35 North	1 East	27	W2NE, NW4, W2SW
148	320.00	320.00	160.00	35 North	1 East	35	W2E2, E2NW, SESE, NESW
149	3.00	3.00	1.50	34 North	1 East	19	A 3.00 acre tract of land located in the NENE
150	304.12	60.82	30.41	34 North	1 East	19	Lots 1, 2, 3, 4, E2W2

151	800.00	8.89	4.44	34 North	1 East	15	SW
151		8.89	4.44	34 North	1 East	22	NW
151		13.33	6.67	34 North	1 East	23	N2
151		6.67	3.33	34 North	1 East	24	NE
152	0.00	8.89	4.44	34 North	1 East	15	SW
152		8.89	4.44	34 North	1 East	22	NW
152		13.33	6.67	34 North	1 East	23	N2
152		6.67	3.33	34 North	1 East	24	NE
153	0.00	8.89	4.44	34 North	1 East	15	SW
153		8.89	4.44	34 North	1 East	22	NW
153		13.33	6.67	34 North	1 East	23	N2
153		6.67	3.33	34 North	1 East	24	NE
154	0.00	4.44	2.22	34 North	1 East	15	SW
154		4.44	2.22	34 North	1 East	22	NW
154		6.67	3.33	34 North	1 East	23	N2
154		3.33	1.67	34 North	1 East	24	NE
155	0.00	4.44	2.22	34 North	1 East	15	SW
155		4.44	2.22	34 North	1 East	22	NW
155		6.67	3.33	34 North	1 East	23	N2
155		3.33	1.67	34 North	1 East	24	NE
156	320.00	160.00	80.00	35 North	1 East	32	NENE, S2NE, SENW
157	320.00	320.00	160.00	34 North	1 East	11	E2
		14,596.98	8,003.62

LEASES EXPIRING WITHIN ONE YEAR

American Midwest/Alberta Oil Lease No.	Gross Acres	Net Mineral Acres	Alberta Oil et al Net Acres	Township	Range	Sec	Description
		160.00	160.00	33 North	1 East	11	S2
	480.00	40.00	20.00	33 North	1 East	3	S2NW
		300.00	150.00	34 North	1 East	25	E2, E2NW
	79.72	19.93	19.93	33 North	1 East	6	Lot 1(39.72), SENE
		19.93	19.93	33 North	1 East	6	Lot 1(39.72), SENE
		19.93	19.93	33 North	1 East	6	Lot 1(39.72), SENE
		19.93	19.93	33 North	1 East	6	Lot 1(39.72), SENE
	320.00	40.00	40.00	33 North	1 East	5	SW4
		40.00	40.00	33 North	1 East	6	SE4
	320.00	160.00	160.00	33 North	1 East	9	E2
		160.00	160.00	33 North	1 East	9	E2
	160.00	160.00	160.00	33 North	1 East	8	E2SW, S2SE
	639.48	319.74	319.74	33 North	1 East	2	Lots I(39.89), 2(39.88), 3(39.86), 4(39.85), S2, S2N2
		21.00	10.50	34 North	1 East	18	NWNE, S2NE
	630.24	6.50	3.25	34 North	1 East	7	Lots 3(35.07), 4(35.17), E2SW, SE4, S2NE
		2.00	1.00	34 North	1 East	8	S2NW, SWNE
		2.00	1.00	34 North	1 East	18	NWNE, S2NE
		6.50	3.25	34 North	1 East	7	Lots 3, 4, E2SW, SE4, S2NE
		2.00	1.00	34 North	1 East	8	S2NW, SWNE
		2.00	1.00	34 North	1 East	18	NWNE, S2NE
		6.50	3.25	34 North	1 East	7	Lots 3, 4, E2SW, SE4, S2NE
		2.00	1.00	34 North	1 East	8	S2NW, SWNE
		2.00	1.00	34 North	1 East	18	NWNE, S2NE
		9.76	4.88	34 North	1 East	7	Lots 3, 4, E2SW, SE4, S2NE
		3.00	1.50	34 North	1 East	8	S2NW, SWNE
		3.00	1.50	34 North	1 East	18	NWNE, S2NE
		6.50	3.25	34 North	1 East	7	Lots 3, 4, E2SW, 5E4, S2NE
		2.00	1.00	34 North	1 East	8	S2NW, SWNE

	2.00	1.00	34 North	1 East	18	NWNE, S2NE
	6.50	3.25	34 North	1 East	7	Lots 3, 4, E'2SW, SE4, S2NE
	2.00	1.00	34 North	1 East	8	S2NW, SWNE
	2.00	1.00	34 North	1 East	18	NWNE, S2NE
	9.76	4.88	34 North	1 East	7	Lots 3, 4, E2SW, SE4, S2NE
	3.00	1.50	34 North	1 East	8	S2NW, SWNE
	3.00	1.50	34 North	1 East	18	NWNE, S2NE
	6.50	3.25	34 North	1 East	7	Lots 3, 4, E2SW, SE4, S2NE
	2.00	1.00	34 North	1 East	8	SWNE,S2NW
	2.00	1.00	34 North	1 East	18	NWNE, S2NE
	160.00	80.00	34 North	1 East	22	S2
640.00	160.00	80.00	34 North	1 East	21	N2NW, N2SE, NE4
	160.00	80.00	34 North	1 East	22	S2
	160.00	80.00	34 North	1 East	21	N2NW, NE4, N2SE
	40.00	20.00	34 North	1 East	1	SW4
	40.00	20.00	34 North	1 East	12	NW4
160.00	26.67	13.33	34 North	1 East	13	NE4
	26.67	13.33	34 North	1 East	13	NE4
80.00	80.00	40.00	34 North	1 East	9	SWSE, SWSW
160.00	17.78	8.89	34 North	1 East	14	NW4
320.00	53.33	26.67	34 North	1 East	21	S2NW, S2SE, SW4
	53.33	26.67	34 North	1 East	21	S2NW, S2SE, SW4
	53.33	26.67	34 North	1 East	21	S2NW, S2SE, SW4
	53.33	26.67	34 North	1 East	21	S2NW, S2SE, SW4
	53.33	26.67	34 North	1 East	21	S2NW, S2SE, SW4
	53.33	26.67	34 North	1 East	21	S2NW, S2SE, SW4
320.00	26.67	13.33	34 North	1 East	27	S2
	26.67	13.33	34 North	1 East	27	S2
	26.67	13.33	34 North	1 East	27	S2

		26.67	13.33	34 North	1 East	27	S2
	320.00	320.00	160.00	34 North	1 East	28	N2
	160.00	160.00	80.00	34 North	1 East	33	SW4
	160.00	160.00	80.00	34 North	1 East	33	NW4
	320.00	240.00	120.00	34 North	1 East	12	S2
	313.86	156.93	78.47	34 North	1 East	31	Lots 1(36.88), 2(36.98), E2NW, NE4
	80.00	80.00	40.00	34 North	1 East	9	NESE, SESW
	719.82	79.94	39.97	34 North	1 East	4	Lot 1(39.82), SENE, E2SW, W2SW
		53.33	26.67	34 North	1 East	9	N2NW, N2NE
		106.67	53.33	35 North	1 East	33	E2
		79.94	39.97	34 North	1 East	4	Lot 1, SENE, E2SW, W2SW
		53.33	26.67	34 North	1 East	9	N2N2
		106.67	53.33	35 North	1 East	33	E2
	320.00	40.00	20.00	34 North	1 East	29	S2
		40.00	20.00	34 North	1 East	29	S2
		40.00	20.00	34 North	1 East	29	S2
		160.00	80.00	34 North	1 East	29	S2
	320.00	320.00	160.00	35 North	1 East	22	S2
121	320.00	320.00	38.40	35 North	1 East	14	E2
		5,389.58	3,132.92

EXHIBIT C

Attached to and made a part of that certain Farm out Agreement dated October 25, 2013, by and between

Axiom Oil and Gas Corp., and American Midwest Oil and Gas Corp

OPERATING AGREEMENT

EXHIBIT D

Attached to and made a part of that certain Farm out Agreement dated October 25, 2013, by and between

Axiom Oil and Gas Corp., and American Midwest Oil and Gas Corp

AREA OF MUTUAL INTEREST

Toole County, except for the leases referred to as the Patricia Leases